SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_] Preliminary Information Statement	[_] Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

THT HEAT TRANSFER TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

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[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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THT Heat Transfer Technology, Inc.
THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
INFORMATION STATEMENT

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

We are furnishing this notice and the accompanying information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) in connection with the approval by written consent of the holders of a majority of the issued and outstanding common stock of the Company, $0.001 par value per share (“Common Stock”), of the issuance to certain investors in a private placement by the Company of Common Stock that could represent equal to or in excess of 20% of the issued and outstanding shares of Common Stock on a pre-transaction basis, for less than the greater of market or book value for such stock.

Pursuant to Nasdaq Stock Market Listing Rule 5635, if the Company intends to issue securities in a transaction which could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock, the issuer generally must obtain the prior approval of its stockholders before such issuance. The Company has obtained the approval of a majority of its stockholders for such stock issuance as required by the Nasdaq Listing Rules.

This Information Statement is being mailed on or about November 15, 2010, to stockholders of record as of October 29, 2010. The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. The action shall be effective on or about November 15, 2010, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Guohong Zhao
Guohong Zhao, Chairman of the Board and
Chief Executive Officer

INFORMATION STATEMENT
of
THT HEAT TRANSFER TECHNOLOGY, INC.
THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China

ACTION PURSUANT TO A WRITTEN CONSENT OF STOCKHOLDERS OF THE COMPANY

This Information Statement is first being mailed or furnished on or about November 15, 2010 to the stockholders of THT Heat Transfer Technology, Inc., a Nevada corporation (the “Company”) , to notify the Company’s stockholders of the approval by the written consent of holders of a majority of the issued and outstanding voting securities of the Company, dated October 31, 2010, of the issuance in a private placement of Common Stock to be issued to certain investors (the “Investors”) that could represent equal to or in excess of 20% of the issued and outstanding shares of Common Stock on a pre-transaction basis, for less than the greater of market or book value for such stock (the “Issuance”).

Nasdaq Stock Market Listing Rule 5635 requires that an issuer generally must obtain the approval of its stockholders before an issuance of securities with voting power equal to or in excess of 20% of its issued and outstanding common stock prior to such issuance for less than the greater of book or market value of such stock or that might result in the change of control of the issuer. On October 31, 2010, our board of directors and the stockholder holding 14,800,000 shares of Common Stock, or approximately 92.5% of the Common Stock outstanding on October 29, 2010 (the “Record Date”), has approved the Issuance. Accordingly, all necessary corporate approvals in connection with the Issuance have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The general effect of the Issuance is described in “APPROVAL OF A RESOLUTION TO ISSUE IN EXCESS OF 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK”.

The Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

STOCKHOLDER VOTE

Authorization By the Board of Directors and the Majority Stockholders

Under Nevada law and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote. Under the NASDAQ Listing Rules, the approval of the issuance of shares of common stock that are more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock generally requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. On the Record Date, the Company was authorized to issue 190,000,000 shares of Common Stock and there were 16,000,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On October 31, 2010, the Board of Directors of the Company adopted resolutions approving the transactions in connection with the Issuance. In connection with the adoption of these resolutions, the Board of Directors had been informed that holders of a majority of our outstanding shares of Common Stock were in favor of this proposal and would enter into a written consent approving the Issuance. On October 31, 2010, the holder of a total of 14,800,000 outstanding shares of our Common Stock, representing 92.5% of our outstanding shares of Common Stock on the Record Date, consented in writing to the Issuance. The full text of the Stockholder Consent is attached hereto as Exhibit A.

Accordingly, we have obtained all necessary corporate approvals in connection with the Issuance. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such action taken as required by the Exchange Act.

OWNERSHIP OF THE COMPANY’S COMMON STOCK BY
 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of October 29, 2010, by:

  each security holder known by the Company to be the beneficial owner of more than 5% of the Common Stock;

  each of the Company’s officers and directors; and

  all of the Company’s officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Siping Juyuan, THT Industrial Park, No. 5 Nanhuan Road, Tiexi District, Siping City, Jilin Province, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Guohong Zhao	Chairman, CEO and President	Common stock, $0.001 par value	4,559,214(4)	28.5%
Jianjun He	Chief Financial Officer	Common stock, $0.001 par value	0	*
Yue Cui	Vice President of Production	Common stock, $0.001 par value	0	*
Fucai Zhan	Vice President of R&D and Director	Common stock, $0.001 par value	0	*
Wenquan Tao	Director	Common stock, $0.001 par value	0	*
William Haus	Director	Common stock, $0.001 par value	0	*
To Tsang	Director	Common stock, $0.001 par value	0	*
All officers and directors as a group (7 persons named above)		Common stock, $0.001 par value	0	*
5% Security Holders
Wisetop International Holdings Limited	Common stock, $0.001 par value	14,800,000	92.5%
Jinghua Zhao	Common stock, $0.001 par value	14,800,000(3)	92.5%
Xiaoqiu Yu	Common stock, $0.001 par value	1,911,667(5)	11.9%
Xiaomei Fang	Common stock, $0.001 par value	1,070,533(6)	6.7%
Jingyan Zhao	Common stock, $0.001 par value	818,120(7)	5.1%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 16,000,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d- 3(d)(1) as of October 29, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Represents 14,800,000 shares that are indirectly held by Ms. Zhao, through Wisetop International Holdings Limited, a BVI company owned and controlled by her. The shares held by Wisetop are subject to an option agreement, which gives 19 original founders of Siping Juyuan options to acquire an aggregate of 10,240,786 shares our common stock currently owned by Wisetop. In addition, Ms. Zhao’s ownership interests in Wisetop are subject to an option agreement, which gives our Chairman and CEO, Mr. Guohong Zhao, an option to acquire all of Ms. Zhao’s ownership interests in Wisetop.

(4)	Represents 4,559,214 shares that may be indirectly held by Mr. Guohong Zhao, through Wisetop International Holdings Limited, a BVI company in which he may acquire a controlling interest pursuant to an option agreement between Mr. Guohong Zhao and Ms. Jinghua Zhao by which Mr. Guohong Zhao may acquire all of the equity interests of Wisetop owned by Ms. Jinghua Zhao, provided that Mr. Zhao may only exercise his option after the 19 original founders of Siping Juyuan have exercised their options as described in note (3) above.

(5)	Represents 1,911,667 shares that may be acquired by Xiaoqiu Yu pursuant to an option agreement between Wisetop International Holdings Limited and Xiaoqiu Yu.

(6)	Represents 1,070,533 shares that may be acquired by Xiaomei Fang pursuant to an option agreement between Wisetop International Holdings Limited and Xiaomei Fang.

(7)	Represents 818,120 shares that may be acquired by Jingyan Zhao pursuant to an option agreement between Wisetop International Holdings Limited and Jingyan Zhao.

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN EXCESS OF 20% OF THE COMPANY’S
ISSUED AND OUTSTANDING COMMON STOCK

Purpose of the Private Placement Transaction

Our Board of Directors believes it is in the best interests of the Company to raise capital in the amount of USD$14,251,200 in a private placement transaction.

Description of Private Placement Transaction

Securities Purchase Agreement

On November 2, 2010, we entered into a securities purchase agreement with the Investors (the “Securities Purchase Agreement”) pursuant to which we agreed to issue and sell to the Investors 4,453,500 shares of the Company’s common stock, representing approximately 21.8% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $14,251,200, or $3.20 per share. The closing of the transactions contemplated by the Securities Purchase Agreement will occur upon the effectiveness of this information statement.

Registration Rights Agreement

On November 2, 2010, as a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to register the Shares. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement under the Securities Act of 1933 on Form S-1 or on Form S-3 (if the Company is eligible) covering the resale of the Shares and any other shares of common stock issued to the Investors under the Securities Purchase Agreement. If the Company does not file the required registration statement in a timely manner, or if the Company fails to file a pre-effective amendment to such registration statement and respond in writing to the comments made by the Securities and Exchange Commission (the “SEC”) within a pre-defined period, then the Investors are entitled to liquidated damages on a pro rata basis equal to 0.5% of the aggregate investment of each Investor in any 30-day period.

Lock-up Agreements

On November 2, 2010, the Company entered into separate lock-up agreements (the “Lock-up Agreements”) with each director and officer of the Company (each a “Holder”), pursuant to which each Holder agreed that, except as set forth in the Lock-up Agreement, such Holder will not offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of his or her shares of the Company’s common stock (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Company’s common stock) or engage in any short sales with respect to any security of the Company, for a period commencing from and after the date of the Lock-up Agreement and through and including the second anniversary of the effective date of a registration statement resulting in all Shares being registered for resale by the Investors.

Make Good Escrow Agreement

Also in connection with the entry into the Securities Purchase Agreement, on November 2, 2010, the Company entered into a make good escrow agreement (the “Make Good Escrow Agreement”) with Wisetop International Holdings Limited (the “Pledgor”), the Investors, Infinity I-China Fund (Cayman) L.P. (“Infinity”) and the Escrow Agent, pursuant to which the Pledgor agreed to certain “make good” provisions in the event that the Company does not meet certain income thresholds for fiscal years 2010 and/or 2011. Pursuant to the Make Good Escrow Agreement, the Pledgor will establish an escrow account and deliver to the Escrow Agent certificates evidencing 2,000,000 shares of the Company’s common stock held by the Pledgor (the “Make Good Shares”) along with blank stock powers, to be held for the benefit of the Investors.

The Pledgor agreed that: (i) if the after tax net income (the “ATNI”) for the Company’s 2010 fiscal year is less than $8,000,000; or (ii) if the ANTI for the Company’s 2011 fiscal year is less than $12,000,000, then, in each case, the Pledgor will transfer to the Investors, on a pro rata basis, one-half of the Make Good Shares within 10 business days after the Company’s annual report on Form 10-K is filed for the respective fiscal year.

In such event, the Pledgor’s obligation to transfer the Make Good Shares continues to apply to each of the Investors, even if an Investor has transferred or sold all or any portion of its securities, and each of the Investors shall have the right to assign its rights to receive a pro rata portion of the Make Good Shares in conjunction with negotiated sales or transfers of any of its securities.

If the ATNI for the Company’s 2010 fiscal year equals or exceeds $8,000,000, then one-half of the Make Good Shares will be released to the Pledgor. If the ATNI equals or exceeds $12,000,000 for the Company’s 2011 fiscal year, then the remaining one-half of the Make Good Shares will be released to the Pledgor. The Make Good Escrow Agreement will terminate upon the distribution of all the Make Good Shares.

Right of Co-Sale Agreement

Also in connection with the entry into the Securities Purchase Agreement, on November 2, 2010, the Company entered into a right of co-sale agreement (the “Right of Co-Sale Agreement”) with three investors and the Key Holders, pursuant to which the Key Holders agreed to grant the Investors the co-sale right to sell, other than in an open market transaction or a transaction effected pursuant to a 10b5-1 trading plan as long as the shares thus sold do not exceed in aggregate 10% of the then issued and outstanding Common Stock in any twelve-month period, an aggregate of 10 % or higher of the then issued and outstanding Common Stock in a sale proposed by any of the Key Holders to a single entity or individual in a single transaction, in a multiple or series of transactions. The transfer price of such a Proposed Key Holder Transfer may not be lower than US$3.20 per share unless the Investors agree otherwise. The right will terminate upon the earlier of (a) the average daily trading volume of the Company reaching 50,000 shares for two consecutive months and (b) consummation of a Qualified Public Offering.

Reason for Stockholder Approval and Effect of the Issuance

Pursuant to Nasdaq Stock Market Listing Rule 5635, if an issuer intends to issue securities in a transaction which could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock, the issuer generally must obtain the prior approval of its stockholders. As of October 29, 2010, the Company had 16,000,000 shares of Common Stock issued and outstanding (the “Outstanding Shares”). The maximum number of shares of Common Stock to be issued to the Investors is expected to result in the issuance of 5,000,000 shares, which is equal to 27.9% of the Outstanding Shares on a pre-transaction basis (assuming no change from current exchange rates).

Action Taken

The affirmative vote of the holder of 14,800,000 shares of Common Stock or approximately 92.5% of the Outstanding Shares entitled to vote on this corporate action, has been received in the form of a written consent in lieu of special meeting, attached hereto as Exhibit A, approving the Issuance.

Effective Date of the Issuance

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the Issuance will be at least 20 days after the date on which this Information Statement has been mailed to the stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue up to 190,000,000 shares of Common Stock. As of the Record Date, 16,000,000 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even if less than a quorum of the Board of Directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend on Common Stock in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, which may establish, from time to time, the number of shares to be included in each class or series and may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control. We currently do not have any outstanding preferred stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the Issuance.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at THT Industrial Park, No. 5 Nanhuan Road, Tiexi District, Siping, Jilin Province, China 136000, or you can contact us via telephone at (86-434) 326-5241. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors
/s/ Guohong Zhao
Guohong Zhao, Chairman of the Board and
Chief Executive Officer

EXHIBIT A

THT HEAT TRANSFER TECHNOLOGY, INC.

WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER
TO ACTION TAKEN WITHOUT A MEETING

October 31, 2010

_________________________________________

The undersigned, being the record holder of 14,800,000 shares of the Common Stock, $.001 par value per share, of THT Heat Transfer Technology, Inc., a Nevada corporation (the “Company”), constituting approximately 92.5% of the issued and outstanding capital stock of the Company as of the date hereof, acting pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws, does hereby waive all notice of the time, place and purpose of a special meeting and hereby consents and agrees to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the stockholders of the Company:

WHEREAS, the Board of Directors of the Company has approved a private placement transaction to raise capital in the amount of up to USD$15,000,000 (the “Private Placement”) through the issuance to certain investors (the “Investors”) of shares of Common Stock (the “Shares”), pursuant to the terms and conditions of a Securities Purchase Agreement to be entered into by and among the Company and the Investors (the “Securities Purchase Agreement”);

WHEREAS, under the NASDAQ Listing Rule 5635, the Company generally may not issue shares of Common Stock without stockholder approval if the aggregate number of shares issued would be equal to or greater than 20% of the Company’s issued and outstanding Common Stock, or 3,200,000 shares as of the date hereof (the “Exchange Cap”); and

WHEREAS, in connection with the Private Placement, the aggregate number of shares of Common Stock to be issued may be over 20% of the Exchange Cap, the Board has recommended that the Company’s stockholders approve the Private Placement and the issuance of the Shares in connection therewith.

NOW, THEREFORE, be it

RESOLVED, that it is deemed advisable and in the best interests of the Company to enter into the Private Placement as contemplated and that the forms, terms and provisions of the Securities Purchase Agreement in Exhibit A (the “Purchase Agreement”) presented to the undersigned be, and hereby is, approved in all respects; and be it further

RESOLVED, that the Company be, and hereby is, authorized to issue the Shares to the Investors in accordance with the terms of the Purchase Agreement; and be it further

RESOLVED, that the officers approved by the Board of Directors of the Company (the “Approved Officers”) are hereby authorized to execute and deliver the Purchase Agreement, in the name and on behalf of the Company, in, or substantially in, the forms presented to the undersigned, with such changes therein as the Approved Officer executing the same shall approve, such approval to be conclusively evidenced by his or her execution and delivery thereof; and be it further

RESOLVED, that the Approved Officers be, and they hereby are, authorized and directed to take or cause to be taken any such actions, to execute such further agreements, documents and instruments and to make such filings as may be necessary or appropriate in order to consummate the Private Placement and otherwise carry out the intent and accomplish the purpose of the foregoing resolutions, and all such actions heretofore taken by the officers or directors of the Company in connection therewith are hereby ratified and approved.

This Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed to have the same effect as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this written consent effective as of the date first above written.

WISETOP INTERNATIONAL HOLDINGS LIMITED

By: /s/ Dan Li
Name: Dan Li
Title: Director